UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 2, 2004

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement.

     On December 8, 2004, the Registrant issued and sold $46.0 million original principal amount of 3.75% Convertible Senior Notes due 2009 pursuant to a purchase agreement entered into between the Registrant and Lehman Brothers Inc. on December 2, 2004. The notes have an annual interest rate of 3.75%, payable semiannually, and will be convertible at any time through the close of business on the day prior to their maturity date. The Registrant has used approximately $3.3 million of the proceeds of the offering to purchase U.S. government securities that have been pledged to the trustee for the payment of first four scheduled interest payments, but not additional interest, if any, on the notes when due. The notes are not otherwise secured, and are senior unsecured obligations of the Registrant, ranking equal in right of payment with all future unsecured indebtedness of the Registrant. The Registrant intends to use the remainder of the proceeds of the offering to fund its operations, including research and development and ongoing operating expenses.

     The initial conversion rate for the notes, which is subject to adjustment in certain circumstances, will be approximately 355.8719 shares per $1,000 principal amount of the notes, which represents an initial conversion price of $2.81 per share. Upon conversion, the Registrant has the right to deliver to holders of the notes, at the Registrant’s option, (i) cash, (ii) shares of the Registrant’s common stock, or (iii) a combination thereof. The initial conversion price will be adjusted to reflect stock dividends, stock splits, issuances of rights to purchase shares of the Registrant’s common stock and other events. In addition, the conversion price is subject to adjustment, referred to as the “barrier adjustment,” if during the twelve months after the date hereof, the market price of the Registrant’s common stock is less than $1.89 (subject to adjustment), that is 32.7% below the conversion price (then in effect), for at least 20 trading days during any 30 consecutive trading day period, the conversion price will immediately be reduced to $2.31 (subject to adjustment), representing a reduction of 17.8% of the initial conversion price. There may be no more than one barrier adjustment of the conversion price during the term of the notes. Furthermore, no barrier adjustment will be made if, prior to the date any barrier adjustment would be required, a “fundamental change” (as defined in the indenture governing the notes) has occurred of the type triggering an adjustment of the conversion price or an additional cash payment.

     If the Registrant undergoes certain fundamental changes prior to maturity of the notes, noteholders will have the right, at their option, to require the Registrant to repurchase for cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. If and only to the extent the noteholders elect to convert the notes (within 30 days of receiving notice of the fundamental change from the Registrant) in connection with certain transactions within the definition of a “fundamental change” pursuant to which 10% or more of the consideration for the Registrant’s common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such a transaction consists of cash or securities immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market, the Registrant will increase the number of shares issuable upon conversion. The number of additional shares will be determined by the table set forth in the indenture governing the notes, based on the effective date and the price paid per share of the Registrant’s common stock in such a transaction. If holders of the Registrant’s common stock receive cash only in such a transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of the Registrant’s common stock on the five trading days prior to but not including the effective date of such a transaction.

     Notwithstanding the foregoing, in connection with any fundamental change of the type described above after the barrier adjustment has been made, no additional shares will be issued upon conversion of the notes in respect of the transaction otherwise requiring adjustment to the conversion price, but instead the Registrant will make an additional cash payment in lieu thereof. In the event that a fundamental change of the type described above occurs and no barrier adjustment has been made, the Registrant may, at its election, adjust the conversion price and issue the additional shares upon conversion and/or make an additional cash payment in lieu thereof. If the number of additional shares issuable in relation to a fundamental change would result in the Registrant issuing additional shares in an amount resulting in the total number of shares issuable upon conversion of the notes exceeding 19.9% of the Registrant’s common stock outstanding at the time of the initial issuance of the notes, then the Registrant will be deemed to have elected to pay cash in respect of those additional shares as a result of which it would otherwise exceed the 19.9% threshold.

     In the case of a non-stock change of control constituting a “public acquirer change of control” (as defined in the indenture governing the notes), the Registrant may, in lieu of issuing additional shares or making an additional cash payment upon conversion as required by the indenture, elect to adjust the conversion price and the related conversion obligation such that from and after the effective date of such public acquirer change of control, noteholders will be entitled to convert their notes (subject to satisfaction of certain conditions) into a number of shares of public acquirer common stock by adjusting the conversion price in effect immediately before the public acquirer change of control by a fraction: (i) the numerator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control; and (ii) the denominator of which will be (x) in the case of a share exchange, consolidation, merger or binding share exchange pursuant to which the Registrant’s common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Registrant’s board of directors) paid or payable per share of common stock; or (y) in the case of any other public acquirer change of control, the average of the last reported sale prices of the Registrant’s common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control.

     The Registrant has also agreed to file a shelf registration statement with respect to the resale of the notes and the common stock issuable upon conversion of the notes with the SEC within 90 days after the original issuance of the notes, and to use commercially reasonable efforts to cause the shelf registration statement to become effective within 180 days after the original issuance of the notes. The Registrant has agreed to use commercially reasonable efforts to keep the shelf registration statement effective until the earliest of: (i) the second anniversary of the last date of original issuance of the notes; (ii) the date when the holders of the notes and the common stock issuable upon the conversion of the notes are able to sell all of these securities pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”); and (iii) the date when all of the notes and common stock into which the notes are convertible are registered under the shelf registration statement and sold in accordance with it or cease to be outstanding. The Registrant will be required to pay the noteholders additional interest if it fails to register the notes and the common stock issuable upon the conversion of the notes within the specified time periods.

     The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act, and were sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser of the notes sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

     In connection with the sale of the notes, the Registrant entered into a series of agreements, including a purchase agreement, an indenture, a registration rights agreement, a pledge agreement and a control agreement. The foregoing description of the transaction does not purport to be complete, and is qualified in its entirety by reference to the complete text of these agreements, which are filed as exhibits hereto and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

     On December 8, 2004, in connection with the closing of the sale of the notes referred to in Item 1.01 hereof, the Credit Agreement dated as of July 27, 2003, as amended, among the Registrant, certain subsidiaries of the Registrant, and Conexant Systems, Inc., terminated in accordance with its terms. The Credit Agreement was originally entered into between the parties in June 2003 in connection with the spin-off of the Registrant from Conexant. Conexant continues to hold a warrant to purchase an aggregate of 30 million shares of the Registrant’s common stock. Dwight Decker, who serves on the board of directors of the Registrant, is the Chief Executive Officer of Conexant. Two of the members of the Registrant’s board of directors, Jerre Stead and Donald Beall, also serve on the board of Conexant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

     The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 3.02. As described in Item 1.01, the newly issued notes are convertible into shares of the Registrant’s common stock at an initial conversion price of $2.81, subject to adjustment in certain circumstances. The aggregate gross proceeds to the Registrant from the offering of the notes was $46 million and the aggregate proceeds net of discounts and commissions to the Initial Purchaser totaled approximately $43.9 million.

Item 3.03 Material Modification to Rights of Security Holders.

     On December 6, 2004, the Registrant entered into the First Amendment to Rights Agreement (the “Rights Amendment”) to the Rights Agreement dated June 26, 2003, between the Registrant and Mellon Investor Services LLC (as amended, the “Rights Agreement”), which excludes from the definition of “Acquiring Person” (as defined in the Rights Agreement) a purchaser of shares of the Registrant’s common stock (or securities convertible into or exchangeable for shares of common stock) directly from the company by a purchaser who has a bona fide intent at the time of such purchase to resell such shares of the Registrant’s common stock (or securities convertible into or exchangeable for shares of common stock) in an offering that is exempt from the registration requirements of the Securities Act pursuant to Rule 144A or Regulation S thereunder.

     The foregoing description of the Rights Amendment is not a complete description of the terms of the Rights Amendment and is qualified in its entirety by reference to the complete text of the Rights Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit	Description
4.1	Indenture, dated as of December 8, 2004, between the Registrant and Wells Fargo Bank, N.A.

4.2	Form of 3.75% Convertible Senior Notes due 2009 (attached as Exhibit A to the Indenture filed herewith as Exhibit 4.1 and incorporated herein by reference).

4.3	Registration Rights Agreement, dated December 8, 2004, between the Registrant and Lehman Brothers Inc.

4.4	First Amendment to Rights Agreement, dated as of December 6, 2004, between the Registrant and Mellon Investor Services, LLC.

10.1	Purchase Agreement, dated December 2, 2004, between the Registrant and Lehman Brothers Inc.

10.2	Pledge Agreement, dated as of December 8, 2004, by the Registrant in favor of Wells Fargo Bank, N.A.

10.3	Control Agreement, dated as of December 8, 2004, by and among the Registrant and Wells Fargo Bank, N.A., in its capacity as trustee, and Wells Fargo Bank, N.A., in its capacity as securities intermediary and depositary bank.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: December 8, 2004	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture, dated as of December 8, 2004, between the Registrant and Wells Fargo Bank, N.A.

4.2	Form of 3.75% Convertible Senior Notes due 2009 (attached as Exhibit A to the Indenture filed herewith as Exhibit 4.1 and incorporated herein by reference).

4.3	Registration Rights Agreement, dated December 8, 2004, between the Registrant and Lehman Brothers Inc.

4.4	First Amendment to Rights Agreement, dated as of December 6, 2004, between the Registrant and Mellon Investor Services, LLC.

10.1	Purchase Agreement, dated December 2, 2004, between the Registrant and Lehman Brothers Inc.

10.2	Pledge Agreement, dated as of December 8, 2004, by the Registrant in favor of Wells Fargo Bank, N.A.

10.3	Control Agreement, dated as of December 8, 2004, by and among the Registrant and Wells Fargo Bank, N.A., in its capacity as trustee, and Wells Fargo Bank, N.A., in its capacity as securities intermediary and depositary bank.